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                        UNITED COMMUNITY FINANCIAL CORP.

                                   EXHIBIT 21
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                                  SUBSIDIARIES

Name                                                           State of Incorporation
----                                                           ----------------------
The Home Savings and Loan Company of Youngstown, Ohio          Ohio

Butler Wick Corp                                               Ohio
